Exhibit 10.2

GOVERNANCE AGREEMENT

This Governance Agreement, dated as of November 8, 2026 (this “Agreement”), is by and between CorMedix Inc., a Delaware corporation (the “Company”), and Heron Therapeutics, Inc., a Delaware corporation (“Heron”).

WHEREAS, the Company and Heron are, concurrently with the execution and delivery of this Agreement, entering into that certain Asset Purchase Agreement, dated as of the date hereof (as it may be amended from time to time, the “Purchase Agreement”), pursuant to which, among other things, the Company will issue to Heron at the Closing (as defined in the Purchase Agreement) the Seller Stock Consideration (as defined in the Purchase Agreement), consisting of shares of common stock of the Company, par value $0.001 per share (the “Common Stock”);

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Purchase Agreement, Heron has agreed to enter into this Agreement, which shall become effective as of, and contingent upon, the Closing; and

WHEREAS, the Company and Heron have mutually determined to reflect their agreements on matters relating to the representation of Heron on the Company’s Board of Directors (the “Board”), the voting and disposition of the Voting Securities (as defined below) held by Heron and its Affiliates and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Definitions.

As used in this Agreement:

(a)
the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that none of the Company or its Affiliates, on the one hand, and Heron and its Affiliates, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement; provided, further, that Affiliates of a person shall not include any entity solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of directors or similar governing body;
(b)
the terms “Beneficial Ownership,” “Beneficially Own” and “Beneficial Owner” of Common Stock or Voting Securities, in each case, as applicable, mean ownership of: (i) Common Stock or Voting Securities, in each case, as applicable, and (ii) rights or options to own or acquire any Common Stock or Voting Securities, in each case, as applicable (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise); provided that no person shall be deemed to Beneficially Own any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company;
(c)
the term “Change of Control Transaction” means (x) any transaction pursuant to which any person becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the Company’s then-outstanding equity interests and voting power, (y) any merger or stock-for-stock transaction with a Third Party whereby immediately after the consummation of the transaction, the Company’s stockholders retain less than 50% of the equity interests and voting power of the surviving entity’s then-outstanding equity securities or (z) the sale of all or substantially all of the Company’s assets to a Third Party;
(d)
the term “Company Interests” means (x) any Voting Securities, (y) any other direct or indirect interest in any securities of the Company or any direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any securities of the Company, or (z) any contracts or rights in any way related to the acquisition or price of securities or interests of the Company (whether Beneficially, constructively or synthetically through any derivative or trading position or otherwise);
(e)
the term “Competing Acquisition” means any acquisition of (whether by merger, purchase of assets or equity, exclusive license or otherwise), or any investment in, any person or business engaged in a Competing Business;
(f)
the term “Competing Business” shall have the meaning set forth in the Purchase Agreement;
(g)
the term “Confidential Information” shall have the meaning set forth in Section 6(a);
(h)
the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; it being agreed that references to Exchange Act provisions or other provisions of securities law shall refer to such provisions as in effect on the date hereof;
(i)
the term “Extraordinary Transaction” means any tender offer or exchange offer, merger, acquisition, consolidation, business combination, sale or other disposition of all or a material amount of the assets or businesses of the Company, reorganization, restructuring, recapitalization, dissolution, liquidation or other similar transaction involving the Company or any of its subsidiaries;
(j)
the term “Lock-Up Period” shall have the meaning set forth in Section 5(a);
(k)
the term “Ownership Percentage” means, as of any date of determination, the percentage obtained by dividing (x) the aggregate number of shares of Common Stock Beneficially Owned by Heron by (y) the total number of shares of Common Stock issued and outstanding as of such date, as set forth in the Company’s most recent filing with the SEC disclosing such number (as adjusted for any issuance or repurchase of which Heron has been notified in writing by the Company);
(l)
the term “Permitted Transferee” means Velan Capital Management LLC and Rubric Capital Management LP and, in each case, its controlled Affiliates and the investment funds and accounts managed or advised by it;
(m)
the term “Proxy Advisory Firms” means Institutional Shareholder Services Inc. and Glass, Lewis & Co., LLC (including any successor thereto);
(n)
the terms “person” or “persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;
(o)
the term “SEC” means the U.S. Securities and Exchange Commission;

(p)
the term “Third Party” means any person that is not a party to this Agreement or an Affiliate of a party to this Agreement;
(q)
the term “Transfer” means any direct or indirect sale, assignment, transfer, conveyance, gift, exchange, distribution or other disposition (including by operation of law), or the entry into any contract, option or other arrangement with respect to any of the foregoing, of any Company Interests or any economic, voting or other rights therein, including by means of any short sale, swap, hedge or other derivative transaction; provided that a Permitted Pledge (as defined in Section 5(a)) shall not constitute a Transfer; and
(r)
the term “Voting Securities” shall mean the Common Stock, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or such other securities, whether or not subject to the passage of time or other contingencies; provided that as it pertains to any obligations of Heron hereunder, Voting Securities will not include any securities contained in any index fund, exchange traded fund, benchmark fund or broad basket of securities which may contain or otherwise reflect the performance of, but not primarily consist of, securities or other interests of the Company.

Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

2.
Board Representation and Board Matters.
(a)
Board Designee. From and after the Closing and for so long as the Ownership Percentage is at least 10%, excluding the issuance by the Company of any Voting Securities from the date of this Agreement through December 31, 2027 (the “Board Threshold”), Heron shall be entitled, but not obligated, to designate one (1) individual for appointment or nomination to the Board (the “Heron Designee”). Any individual designated by Heron as the Heron Designee (including any Replacement Designee) must (i) qualify as “independent” of the Company under the rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market, (ii) be reasonably acceptable to the Board (acting through its Nominating and Corporate Governance Committee (the “Nominating Committee”)), it being understood that the Board shall not unreasonably withhold, condition or delay its acceptance, (iii) satisfy the Company’s generally applicable director qualification standards and policies and complete the Company’s customary director questionnaire and background check, and (iv) not be, and not have been within the three (3) years prior to designation, an officer, director, employee or consultant of Heron or of any person engaged in a Competing Business.
(b)
Nomination and Support. For so long as Heron is entitled to designate a Heron Designee pursuant to Section 2(a), the Company will include the Heron Designee on the Company’s slate of nominees for election to the Board at each annual meeting of stockholders at which the Heron Designee’s term expires and will recommend, support and solicit proxies for the election of the Heron Designee in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate; provided that any recommendation of the Board shall be subject in each case to the good faith exercise of the Board’s fiduciary duties under applicable Law. In addition, for so long as Heron is entitled to designate a Heron Designee pursuant to Section 2(a), upon Heron’s written request, the Company shall cause the Heron Designee to be appointed to one or more committees of the Board, which committee shall be designated by the Board in its sole discretion, in each case, subject in each case to the approval of the Board, applicable committee charters and eligibility requirements, the rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market.
(c)
Replacement. If the Heron Designee is unable to serve as a director due to death, disability, resignation or incapacity, and as long as Heron remains entitled to designate a Heron Designee pursuant to Section 2(a), Heron shall be entitled to designate a replacement satisfying the requirements of Section 2(a) (a “Replacement Designee”), and the Board and all applicable committees thereof shall take such actions as are necessary, subject in each case to the good faith exercise of the Board’s fiduciary duties under applicable Law, to appoint the Replacement Designee to serve as a director for the remainder of such Heron Designee’s term, and such Replacement Designee, once appointed to the Board, shall be deemed the Heron Designee for all purposes hereunder.
(d)
Company Policies. Heron acknowledges that, at all times while serving as a member of the Board, the Heron Designee is required to comply with all policies, procedures, processes, codes, rules, standards and guidelines generally applicable to Board members, including the Company’s corporate code of ethics, securities trading policies, Regulation FD-related policies, director confidentiality policies and corporate governance standards, in each case that have been provided in writing to such director, and to preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees.
(e)
Compensation. The Heron Designee will be entitled to the same compensation, director indemnity and insurance and other benefits as are accorded to the other non-employee directors of the Company.
(f)
Recusal. The Heron Designee shall recuse himself or herself from, and the Company shall be entitled to exclude the Heron Designee from, any portion of any meeting of the Board or any committee thereof (and from receipt of related materials) at which the Board or such committee is evaluating or taking action with respect to (i) this Agreement, the Purchase Agreement or any other Ancillary Agreement (including the Royalty Payments and Earn-Out Payments thereunder), (ii) any dispute or transaction between the Company or any of its Affiliates, on the one hand, and Heron or any of its Affiliates, on the other hand, or (iii) any matter as to which the Board reasonably determines in good faith, upon the advice of outside counsel, that such recusal is necessary or advisable to preserve attorney-client privilege or to avoid a conflict of interest.
(g)
Termination of Board Rights. The Company’s obligations under this Section 2 shall terminate automatically, without further action, at such time as the Ownership Percentage first falls below the Board Threshold or upon the execution of a definitive agreement with respect to, or consummation of, a Competing Acquisition by Heron; provided, however, that notwithstanding the foregoing, Heron and the Company may mutually agree in writing that the Heron Designee shall continue to serve on the Board for the remainder of his or her then-current term following the occurrence of any of the foregoing events, and the Company may, in its sole discretion, thereafter renominate such individual for election to the Board. Prior to, and as a condition of, the appointment or nomination of the Heron Designee, the Heron Designee shall deliver to the Company an irrevocable resignation letter, pursuant to which the Heron Designee shall resign from the Board and all committees thereof, effective upon the occurrence of the foregoing, unless Heron and the Company have agreed in accordance with the immediately preceding proviso that the Heron Designee shall continue to serve. Once terminated, the rights of Heron under this Section 2 shall not be revived, notwithstanding any subsequent increase in the Ownership Percentage.

(h)
Non-Assignability. The rights of Heron under this Section 2 are personal to Heron and may not be assigned or transferred (by operation of law or otherwise) to any person, including any transferee of Voting Securities.
3.
Voting.
(a)
Quorum. For so long as the Ownership Percentage is at least 1% (the “Quorum Threshold”), at each annual or special meeting of the stockholders of the Company (and at every adjournment or postponement thereof), Heron shall cause all Voting Securities Beneficially Owned by Heron as of the applicable record date to be present (in person or by proxy) for quorum purposes and to be voted (or consented) in accordance with this Section 3.
(b)
Voting in Accordance with Board Recommendation. For so long as the Ownership Percentage is at least 5% (the “Voting Threshold”), and subject to Sections 3(c) and 3(d), Heron shall vote all Voting Securities Beneficially Owned by Heron (i) in favor of each director nominated and recommended by the Board for election at any such meeting, (ii) against any stockholder nominations for directors that are not approved and recommended by the Board and against any proposal or resolution to remove any member of the Board, and (iii) with respect to all other proposals submitted to the stockholders of the Company (other than any proposal relating to an Extraordinary Transaction, which is subject to Section 3(d) below), in favor of each proposal recommended by the Board and against each proposal that the Board recommends against.
(c)
Exceptions. Notwithstanding Section 3(b):
(i)
in the event that either of the Proxy Advisory Firms issues a voting recommendation that differs from the voting recommendation of the Board with respect to any proposal submitted to stockholders, Heron shall be permitted to vote in accordance with any such Proxy Advisory Firm recommendation on such proposal; and
(ii)
Heron shall be permitted to vote in its sole discretion with respect to (x) any proposal to amend the Company’s certificate of incorporation or bylaws that would (A) adversely affect the rights of Heron under this Agreement or the Purchase Agreement or (B) treat Heron or the Voting Securities held by Heron differently from, or disproportionately relative to, other holders of Common Stock or (y) any proposal relating specifically to this Agreement or the Purchase Agreement.
(d)
Extraordinary Transactions. For so long as the Ownership Percentage is at least 5% (the “Transaction Voting Threshold”), with respect to any proposal relating to an Extraordinary Transaction submitted to the stockholders of the Company, Heron shall vote all Voting Securities Beneficially Owned by it in favor of, against or abstaining from such proposal in the same proportion as the votes cast in favor of, against or abstaining from such proposal by holders of Common Stock other than (i) Heron and (ii) the Company’s directors and executive officers and their respective Affiliates. The parties shall cooperate in good faith to determine appropriate procedures and mechanics to facilitate such proportionate voting.
(e)
No Other Voting Arrangements. Heron shall not grant any proxy or enter into any voting agreement, voting trust or similar arrangement with respect to Voting Securities that is inconsistent with this Section 3 or otherwise take any action that is designed to or has the effect of circumventing this Section 3.

4.
Standstill.
(a)
From and after the Closing until the earlier of (x) the date on which the Ownership Percentage first falls below 1% and (y) the termination of this Agreement in accordance with Section 8 (such period, the “Standstill Period”), Heron shall not, directly or indirectly, except as may otherwise be required by the voting provisions set forth herein:
(i)
solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or knowingly assist any Third Party in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter (it being understood that voting the Voting Securities held by Heron, or publicly announcing how Heron intends to vote, in each case in accordance with Section 3, shall not be deemed a violation of this clause);
(ii)
form or join any partnership, limited partnership, syndicate or other group, including a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities (it being understood that neither this Agreement, in and of itself, nor Heron acting in concert solely with its controlled Affiliates shall be deemed to constitute the formation of a “group”);
(iii)
(A) call or seek to call (publicly or otherwise), alone or in concert with others, a meeting of the Company’s stockholders (or the setting of a record date therefor), (B) present at any annual meeting or any special meeting of the Company’s stockholders any proposal for consideration for action by stockholders or seek the removal of any member of the Board or, except as expressly contemplated by Section 2, propose any nominee for election to the Board or seek, alone or in concert with others, representation on the Board, or (C) conduct a referendum of stockholders of the Company or engage in any “withhold” or similar campaign;
(iv)
grant any proxy, consent or other authority to vote any Voting Securities (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders or to any controlled Affiliate of Heron) or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like and any Permitted Pledge);
(v)
make any request for a stockholder list or similar materials or other books and records of the Company or any of its subsidiaries under Section 220 of the Delaware General Corporation Law or otherwise;
(vi)
without the prior written approval of the Board, separately or in conjunction with any other person, publicly propose or effect, or publicly announce any intention to propose or effect, any Extraordinary Transaction, or actively encourage, initiate or support any Third Party in any such activity, in each case either publicly or in a manner that would reasonably be expected to require public disclosure by the Company or Heron (it being understood that the foregoing shall not restrict Heron from tendering shares, receiving payment for shares or otherwise participating in any Extraordinary Transaction on the same basis as other stockholders of the Company, subject to Sections 3(d) and 5);
(vii)
knowingly encourage or advise any other person or knowingly assist any Third Party in so encouraging or assisting any person with respect to the giving or withholding of any proxy, consent or other authority to vote any shares of the Voting Securities or in conducting any type of referendum with respect to the Voting Securities (other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter);
(viii)
acquire, offer or propose to acquire, solicit an offer to acquire, or agree to acquire, alone or in concert with any Third Party, any Company Interests, in each case, if such acquisition, offer, agreement or transaction would result in Heron having Beneficial Ownership of, or an aggregate economic or voting interest in, more than 19.9% of the Common Stock outstanding at such time, whether Beneficially Owned or held through any other Company Interests, including any derivative, swap, option or other synthetic position;
(ix)
engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, share appreciation right or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange traded fund, benchmark fund or broad basket of securities) that includes, relates to, or derives any significant part of its value from a decline in the market price or value of any of the securities of the Company, or otherwise hedge its economic exposure to the Common Stock;
(x)
institute, solicit or join as a party any litigation, arbitration or other proceeding against or involving the Company or any of its subsidiaries or any of its or their respective current or former directors or officers (including derivative actions), in order to effect or take any of the actions prohibited by this Section 4 or with the intent of circumventing any of the provisions of this Section 4; provided, however, that the foregoing shall not prevent Heron from (A) bringing litigation to enforce any provision of this Agreement, the Purchase Agreement or any other Ancillary Agreement, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against Heron, (C) bringing or participating in bona fide commercial or legal disputes that do not relate to the subject matter of this Section 4, (D) exercising statutory appraisal rights, (E) responding to or complying with validly issued legal process, (F) bringing any claim based on fraud by the Company or (G) participating as a member of a class (but not as a named plaintiff or lead plaintiff) in any class action commenced and maintained by persons other than Heron or its Affiliates;
(xi)
enter into any discussions, negotiations, agreements or understandings (whether written or oral) with, or advise, finance, assist or knowingly encourage, any Third Party in connection with any of the foregoing; or
(xii)
request, directly or indirectly, any amendment or waiver of the terms of this Agreement (including this clause (xii)) in a manner that would be reasonably likely to require public disclosure by Heron or the Company.
(b)
Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will prohibit or restrict Heron from (A) making any factual statement to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over such person, (B) entering into any Permitted Pledge, (C) negotiating, evaluating or trading in any index fund, exchange traded fund, benchmark fund or broad basket of securities which may contain or otherwise reflect the performance of, but not primarily consist of, securities of the Company, (D) providing its views privately to the Board or the Company’s senior executives in a manner that would not reasonably be expected to require public disclosure, or (E) complying with its reporting obligations under the Exchange Act or its obligations to its own stockholders under applicable Law and the rules of any stock exchange (including in connection with any Distribution permitted by Section 5(c)(i)).
5.
Transfer Restrictions.
(a)
Lock-Up. During the period commencing on the Closing Date and ending at 11:59 p.m., New York City time, on the date that is six (6) months following the Closing Date (the “Lock-Up Period”), Heron shall not, directly or indirectly, Transfer any shares of Common Stock issued to Heron pursuant to the Purchase Agreement (together with any securities issued in respect thereof by way of stock dividend, stock split, recapitalization or similar event, the “Subject Shares”), other than pursuant to Section 5(c). Notwithstanding the foregoing, Heron may pledge, hypothecate or grant a security interest in the Subject Shares to one or more bona fide lenders as collateral for indebtedness pursuant to customary loan or margin arrangements (a “Permitted Pledge”), and such Permitted Pledge shall not constitute a Transfer; provided that Heron shall provide the Company with written notice of any Permitted Pledge (including the identity of the pledgee and the number of Subject Shares pledged) within five (5) Business Days following the entry into such Permitted Pledge.
(b)
Post-Lock-Up Volume Limitation. During the period commencing upon the expiration of the Lock-Up Period and continuing for the remainder of the term of this Agreement, Heron may Transfer Subject Shares at any time and from time to time in its discretion; provided that sales by Heron in open-market brokerage transactions on any single trading day shall not exceed ten percent (10%) of the greater of (i) the consolidated trading volume of the Common Stock on such trading day and (ii) the average daily consolidated trading volume of the Common Stock over the thirty (30) trading days immediately preceding such trading day (the “Volume Limitation”). The Volume Limitation applies only to open-market brokerage sales and shall not apply to or restrict: (A) any underwritten offering of Common Stock (an “Underwritten Secondary”), but only if either (x) the Company participates in such underwritten offering or (y) the Company has approved such underwritten offering in advance in writing (it being understood that any underwritten offering that satisfies neither clause (x) nor clause (y) shall not be excluded from, and shall be subject to, the Volume Limitation as if it were an open-market brokerage sale); (B) sales in privately negotiated transactions exempt from the registration requirements of the Securities Act of 1933, as amended; (C) sales or tenders into any tender offer, exchange offer, merger, consolidation or other business combination involving the Company; (D) any Distribution permitted by Section 5(c)(i); (E) any Permitted Pledge or any Transfer upon foreclosure of a Permitted Pledge; or (F) Transfers to controlled Affiliates of Heron that agree in writing to be bound by this Agreement as if they were Heron. The Volume Limitation shall automatically terminate and be of no further force or effect if the resale registration statement required under the Registration Rights Agreement is not declared effective by the deadline set forth therein, or if such registration statement thereafter ceases to be effective or available for use by Heron (other than during any blackout period expressly permitted under the Registration Rights Agreement).

(c)
Permitted Transfers. Notwithstanding Sections 5(a) and 5(b), Heron may Transfer Subject Shares:
(i)
by way of a pro rata distribution in kind to the holders of Heron’s common stock (a “Distribution”); provided that (A) no Distribution shall be effected prior to the expiration of the Lock-Up Period, and (B) Heron shall provide the Company with not less than five (5) Business Days’ prior written notice of any Distribution and shall reasonably cooperate with the Company with respect to the timing and public announcement thereof;
(ii)
in connection with any tender offer, exchange offer, merger or other Extraordinary Transaction that has been approved or recommended by the Board, on the same terms as other holders of Common Stock;
(iii)
to the Company or any of its subsidiaries; or
(iv)
with the prior written consent of the Board.
(d)
Restricted Transferees. Without the prior written consent of the Board (which consent shall not be unreasonably withheld, conditioned or delayed; it being agreed that it shall be reasonable for the Board to withhold consent if the proposed transferee or any of its Affiliates has, within the five (5) years prior to the proposed Transfer, engaged in any solicitation of proxies, nominated directors, publicly proposed an Extraordinary Transaction or otherwise engaged in any activity of the type restricted by Section 4(a) with respect to any public company), Heron shall not Transfer any Voting Securities (other than in an Underwritten Secondary or in anonymous open-market brokers’ transactions in compliance with Section 5(b)) to any person that (i) has, within the five (5) years prior to the proposed Transfer, filed a Schedule 13D with respect to the Company or any other issuer, or (ii) would, to Heron’s knowledge after reasonable inquiry, Beneficially Own more than 5% of the outstanding Common Stock after giving pro forma effect to such Transfer; provided that, for purposes of clarity, a Transfer to a Permitted Transferee shall not be prohibited by this Section 5(d).
(e)
Void Transfers; Legends. Any purported Transfer in violation of this Section 5 shall be null and void ab initio, and the Company shall not, and shall instruct its transfer agent not to, register any such Transfer. Each book-entry position representing Subject Shares shall bear a customary restrictive notation referring to this Agreement, which the Company shall promptly cause to be removed with respect to any Subject Shares upon the termination of this Section 5 or upon any Transfer of such Subject Shares permitted hereunder to a person not bound by this Agreement.
6.
Confidentiality; Non-Disparagement.
(a)
Confidentiality. Heron shall, and shall cause its Representatives to, maintain in confidence and not disclose, and not use for any purpose other than monitoring its investment in the Company or enforcing its rights under this Agreement, the Purchase Agreement or the other Ancillary Agreements, any non-public, confidential or proprietary information of or relating to the Company or any of its subsidiaries (“Confidential Information”). The obligations set forth in this Section 6(a) shall not apply to Confidential Information that (i) is or becomes generally available to the public other than as a result of a disclosure by Heron or its Representatives in violation of this Section 6, (ii) was available to Heron on a non-confidential basis prior to its disclosure by or on behalf of the Company, (iii) becomes available to Heron on a non-confidential basis from a source other than the Company or its

Representatives, provided that such source is not known by Heron to be bound by a confidentiality obligation to the Company with respect to such information, or (iv) is independently developed by Heron or its Representatives without use of or reference to the Confidential Information.
(b)
Permitted Disclosure. Notwithstanding anything to the contrary in this Section 6, Heron or its Representatives may disclose Confidential Information to the extent required by applicable Law or Order; provided that, to the extent legally permitted, Heron shall (i) provide the Company with prompt written notice of such requirement so that the Company, at its cost, may seek a protective order or other appropriate remedy, and (ii) reasonably cooperate with the Company in seeking such protective order or other remedy. If such protective order or other remedy is not obtained, Heron shall disclose only that portion of the Confidential Information that, on the advice of its legal counsel, is legally required to be disclosed.
(c)
Non-Disparagement. For so long as the Ownership Percentage is greater than 10% and for one (1) year thereafter (the “Non-Disparagement Period”), Heron shall not, and shall cause its directors and executive officers not to, make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or that disparages, defames or slanders (in each case as distinct from objective statements reflecting business criticism), the Company or its business, products, operations or financial performance, its officers or its directors or any person who has served as an officer or director of the Company (in each case in such person’s capacity as such), (A) in any document or report filed with or furnished to the SEC or any other governmental agency or (B) in any press release or other publicly available format. Nothing in this Section 6(c) shall (1) restrict the ability of any person to comply with a subpoena or other legal process or respond to a request for information from any governmental or regulatory authority with jurisdiction over such person, (2) limit or preclude a party hereto from exercising or enforcing any rights under this Agreement, the Purchase Agreement or any other Ancillary Agreement, or from asserting any counterclaim in any proceeding initiated by the other party, or (3) preclude Heron from making any statement required by applicable Law or stock exchange rules in its own periodic reports or proxy materials.
(d)
Relationship to Other Agreements. The obligations in this Section 6 are in addition to, and not in limitation of, Heron’s obligations under Section 5.8 (Confidentiality) of the Purchase Agreement and the Confidentiality Agreement.
7.
Representations and Warranties.
(a)
Representations and Warranties of All Parties. Each of the parties hereto represents and warrants to the other party hereto that: (i) such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly and validly authorized, executed and delivered by such party and, assuming the valid execution and delivery hereof by the other party, is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such party, or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such party is a party or by which it is bound.
(b)
Representations and Warranties of Heron. Heron represents and warrants that, as of the date of this Agreement: (i) other than as contemplated by the Purchase Agreement, Heron does not Beneficially Own, or have any economic exposure to, any Voting Securities or other Company Interests; and (ii) Heron is not party to any agreement, arrangement or understanding (whether written or oral) with any Third Party with respect to the acquisition, holding, voting or disposition of any Company Interests, other than the Stockholder Governance Agreement, the Voting Agreements and the Purchase Agreement.
8.
Termination.
(a)
This Agreement shall become effective as of the Closing and shall automatically terminate and be of no further force or effect, without any action by any party, upon the termination of the Purchase Agreement in accordance with its terms prior to the Closing.
(b)
Following the Closing, this Agreement shall terminate upon the earliest to occur of: (i) the third (3rd) anniversary of the Closing Date; (ii) the consummation of a Change of Control Transaction; provided that Heron shall have complied with its obligations under Section 3 in connection with any vote of the Company’s stockholders with respect to such Change of Control Transaction; (iii) the first date on which the Ownership Percentage is less than 1%, provided, that all obligations contained herein that expressly survive following termination, as set forth in Section 8(d) below, shall continue to survive for the duration set forth herein, and provided further that no Transfer restriction in Section 5 then in effect has been breached; and (iv) the mutual written agreement of the Company and Heron.
(c)
Individual provisions of this Agreement shall cease to apply upon the Ownership Percentage falling below the applicable ownership threshold or the expiration of the applicable period specified therein, as follows: Section 2 (Board Representation) upon the Ownership Percentage first falling below the Board Threshold or a Competing Acquisition; Sections 3(b) through 3(d) (Voting) upon the Ownership Percentage first falling below the Voting Threshold or the Transaction Voting Threshold, as applicable; Section 3(a) (Quorum) and Section 4 (Standstill) upon the Ownership Percentage first falling below the Quorum Threshold; Section 5(a) upon expiration of the Lock-Up Period; Section 5(b) (Volume Limitation) upon the automatic termination of the Volume Limitation in accordance with Section 5(b); and Section 6(c) upon expiration of the Non-Disparagement Period. Once the Ownership Percentage has fallen below the applicable ownership threshold, the corresponding provisions shall not be revived by any subsequent increase in the Ownership Percentage.
(d)
Upon termination, this Agreement shall have no further force and effect; provided that (i) Sections 6(a), 6(b) and 6(d) shall survive any termination of this Agreement for a period of two (2) years (or, with respect to Confidential Information constituting a trade secret, for so long as such information constitutes a trade secret under applicable Law), (ii) Sections 1 and 9 shall survive any termination of this Agreement, and (iii) no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.
9.
Miscellaneous.
(a)
Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that, in addition to any other remedies to which the other party hereto may be entitled at law or in equity, the other party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, the federal or state courts located in the State of Delaware), without proof of actual damages and without any requirement to post a bond or other security.
(b)
Venue. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, the federal or state courts located in the State of Delaware) in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, the federal or state courts located in the State of Delaware), and (iv) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable Law.
(c)
Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such State without giving effect to the choice of law principles of such State.
(d)
Waiver of Jury Trial. EACH OF THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. No party hereto shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
(e)
No Waiver. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver or consent by the Company hereunder shall be effective only if approved by the Board (excluding the Heron Designee).
(f)
Entire Agreement; Amendment. This Agreement (together with Schedule A hereto), the Purchase Agreement and the other Ancillary Agreements contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement, including any term sheet relating to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto.
(g)
Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed validly given, made or served, (i) if delivered in person, when delivered in person, (ii) if given by email, when such email is sent to the email address set forth in Schedule A hereto during normal business hours and appropriate confirmation is received (provided such confirmation is not automatically generated), or (iii) if given by any other means, when actually received during normal business hours at the address specified in Schedule A hereto.
(h)
Severability. If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement. In addition, the parties hereto agree to use their best efforts to agree upon and substitute a valid and enforceable provision for any provision that is held illegal, void or unenforceable by a court of competent jurisdiction.
(i)
Counterparts. This Agreement may be executed in one or more counterparts and by scanned computer image (such as .pdf), each of which will be deemed to be an original copy of this Agreement. For the avoidance of doubt, no party hereto shall be bound by any contractual obligation to the other party hereto until all counterparts to this Agreement have been duly executed by each of the parties hereto and delivered to the other party hereto (including by means of electronic delivery).
(j)
Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement, and, without limiting the foregoing, the rights of Heron under Section 2 shall not be assignable in any circumstance. This Agreement, however, shall be binding on successors of the parties hereto, including any successor to Heron by merger, consolidation, dissolution or liquidation or any person acquiring all or substantially all of Heron’s assets (which successor shall be bound by the obligations, but shall not be entitled to the rights under Section 2, of Heron hereunder).
(k)
No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.
(l)
Fees and Expenses. Each party to this Agreement will bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such party in connection with, relating to or resulting from the negotiation, execution and performance of this Agreement.
(m)
Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of such counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties hereto shall be deemed the work product of all of the parties hereto and may not be construed against any party hereto by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation” in all instances.
(n)
Adjustments. All share numbers and thresholds based on numbers of shares of Common Stock shall be equitably adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, reclassification or similar event affecting the Common Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

CORMEDIX INC.

By: _/s/ Joseph Todisco____________

Name: Joseph Todisco

Title: Chief Executive Officer

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

HERON THERAPEUTICS, INC.

By: _/s/ Craig Collard_____________

Name: Craig Collard

Title: Chief Executive Officer

SCHEDULE A

NOTICE INFORMATION

If to the Company: CorMedix Inc., 389 Interpace Pkwy, Suite 450, Parsippany, New Jersey 07054, Attention: Joseph Todisco; Beth Zelnick Kaufman, Email: [***]; [***]

With a copy to (which shall not constitute notice): Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Jared Fertman; Andrew Marmer, Email: jfertman@willkie.com; amarmer@willkie.com

If to Heron: 25 Fenton Main Street, Suite 300, Cary, NC 27511, Attention: General Counsel, Email: [***]

With a copy to (which shall not constitute notice): DLA Piper LLP (US), 51 John F. Kennedy Parkway, Suite 120, Short Hills, New Jersey 07078-2704, Attention: Andrew P. Gilbert; Jeffrey Scharfstein, P.C.; Carina Meleca, Email: Andrew.Gilbert@us.dlapiper.com; Jeffrey.Scharfstein@us.dlapiper.com; Carina.Meleca@us.dlapiper.com